UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2012

McDONALD’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code): (630) 623-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On and effective July 19, 2012, the Board of Directors (the “Board”) of McDonald’s Corporation (the “Company”), upon the recommendation of the Governance Committee of the Board, amended and restated the By-Laws of the Company (the “By-Laws”). Among the changes to the By-Laws, the Board:

•

Amended Article II, Section 3 to clarify that the Board sets both the date and time for the Annual Meeting of Shareholders, and to remove excess language regarding a meeting date that falls upon a legal holiday.

•	Amended Article II, Section 6 to add a requirement that any director nominee must complete and deliver a written questionnaire with respect to his or her background information and qualifications.

•

Amended Article II, Section 8 to indicate that special meetings of shareholders may be called by the Secretary of the Company at the written request of shareholders who have, or who are acting on behalf of beneficial owners who have, an aggregate “net long position” (determined as set forth in the Company’s Certificate of Incorporation) of at least 25% of the Company’s outstanding shares of common stock, which conforms the By-Laws to recent amendments to the Company’s Certificate of Incorporation. Article II, Section 8 has been amended further to add notice, timing and process requirements (and certain clarifications) for this new right to call special meetings. These include:

•	Procedures to establish an ownership record date so that the shareholders who are entitled to deliver a written request to call a special meeting may be properly determined;

•	Specific information that shareholders must provide in the written request to call a special meeting, including the proposal to be acted upon at the meeting;

•	Conditions under which the Secretary may determine that a written request to call a special meeting is invalid;

•	A right for shareholders to revoke a written request to call a special meeting and the circumstances under which a special meeting request may be deemed revoked;

•	A requirement that the Board set the place, date and time for the special meeting; and

•	Clarification that the Board may submit its own proposals for action at a special meeting.

•	Amended Article II, Section 9 to make administrative changes to remove redundant language found elsewhere in the By-Laws.

•

Amended Article II, Section 11 to make administrative changes to provisions relating to shareholder nominations and other shareholder business, including those changes to make the By-Laws consistent with the new provisions in Article II, Section 8 regarding special meetings.

•	Amended Article III, Sections 1 and 3 to eliminate references to the Board’s classified structure, which conforms the By-Laws to recent amendments to the Company’s Certificate of Incorporation.

The foregoing is a summary of the amendments made to the By-Laws. This summary is qualified in its entirety by reference to the By-Laws, as amended and restated and filed as Exhibit 3(b), attached hereto and incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On July 19, 2012, the Company issued an Investor Release announcing that on the same day the Board declared a quarterly cash dividend. A copy of the Investor Release is attached as Exhibit 99 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3(b)	By-Laws of McDonald’s Corporation, as amended and restated with effect as of July 19, 2012

99	Investor Release of McDonald’s Corporation issued July 19, 2012: McDonald’s Announces Quarterly Cash Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date: July 20, 2012	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President – Associate General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description

3(b)	By-Laws of McDonald’s Corporation, as amended and restated with effect as of July 19, 2012

99	Investor Release of McDonald’s Corporation issued July 19, 2012: McDonald’s Announces Quarterly Cash Dividend